Exhibit 23.1

12 Greenway Plaza, Suite 1202 Houston, Texas 77046-1289 Phone 713-561-6500 Fax 713-968-7128 Web www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form SB2 and From 10-SB/A of our report dated May 16, 2005, on our audit of the financial statements of Trulite, Inc. for the year ended December 31, 2005, and for the period from inception (July 15, 2005) through December 31, 2004.

/s/ UHY MANN FRANFORT STEIN & LIPP CPAS, LLP

Houston, Texas
June 8, 2006